UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Barings BDC, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

WE NEED YOUR VOTE FOR THE UPCOMING MEETING OF STOCKHOLDERS

THE ANNUAL MEETING OF STOCKHOLDERS HAS BEEN SCHEDULED FOR MAY 8, 2025

Dear Fellow Stockholder,

As a shareholder of Barings BDC, you should have recently received proxy materials in the mail or by email requesting your vote for the upcoming Annual Meeting of Stockholders. Your vote is extremely important, regardless of the number of shares you own.

Voting now will allow us to complete the business of the Annual Meeting of Stockholders without delay. If you need any assistance voting your shares, please call our proxy solicitor, Broadridge, toll-free at 1-833-215-7304.

Thank you for your continued support,

Sincerely,

/s/ Eric Lloyd
Eric Lloyd
Chief Executive Officer

Four Ways to Vote	PROXY QUESTIONS? Call 1-833-215-7304

GO TO PROXYVOTE.COM	WITHOUT A PROXY CARD	WITH A SMARTPHONE	VOTE PROCESSING
Please have your proxy card in hand when accessing the website. There are easy-to- follow directions to help you complete the electronic voting instruction form.	Call 1-833-215-7304 Monday to Friday, 9:00 a.m.-10:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.	Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed.	Mark, sign and date your ballot and return it in the postage-paid envelope provided.

YOUR VOTE IS URGENTLY NEEDED Please take prompt action on the enclosed materials.

The Barings BDC, Inc. Annual Meeting is scheduled for May 8, 2025. please call 1-833-215-7304. ONLINE mGo to proxyvote.com Please have your proxy card in hand when accessing the website. There are easy-to- follow directions to help you complete the electronic voting instruction form. PHONE Without a Proxy Card Call 1-833-215-7304 Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist. With a Proxy Card Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. QR CODE With a Smartphone Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed. MAIL Vote Processing Mark, sign and date your ballot and return it in the postage-paid envelope provided.